SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2006

AMERIMINE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

          0-32375

           65-0067192

(Commission File Number)

(IRS Employer Identification No.)

 5486 Tiger Bend Lane, Morrison CO

 80465

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (239) 513-9265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01.

Changes in Registrant’s Certifying Accountant

On January 27, 2006, Michael J. Larsen, LLC resigned as the Registrant’s principal accountant. Michael J. Larsen, LLC did not audit any of the Registrant’s financial statements and did not complete a review of any of the Registrant’s periodic filings. From the date of engagement of Michael J. Larsen, LLC on September 14, 2005 through January 27, 2006, the date of resignation, the Company had no disagreements with  Michael J. Larsen, LLC with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. However, Michael J. Larsen, LLC did not review the quarterly financial information for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

Since engagement through January 27, 2006, the Registrant (or anyone on its behalf) did not consult with any other accounting firm regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult any other firm in respect to these matters during the time periods detailed herein.

The Company provided Michael J. Larsen, LLC  with a copy of its this Form 8-K. The Company requested that Michael J. Larsen, LLC  furnish the Company with a letter to the Securities and Exchange Commission stating whether Michael J. Larsen, LLC  agreed with the above statements. A copy of that letter dated February 9, 2006 is filed as an Exhibit to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

16.3 Letter of Michael J. Larsen, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 10, 2006

AMERIMINE RESOURCES, INC.

By: /s/ Daniel Enright

     Daniel Enright

   President and Chief Financial Officer